Exhibit 10.1

                            COMPLIANCE WAIVER LETTER


As of December 6, 2005


VIA OVERNIGHT COURIER AND FAX - 435-615-4780

Grand Summit Resort Properties, Inc.
136 Heber Avenue, Suite 303
Park City, Utah 84060
Attention:  Helen Wallace

VIA OVERNIGHT COURIER AND FAX - 207-791-2607

Grand Summit Resort Properties, Inc.
One Monument Way
Portland, Maine 04104
Attn:  General Counsel

         Re: Loan and Security Agreement (as amended to the date hereof, the "LSA"), dated as of September 1, 1998, among Grand Summit Properties, Inc., a Maine corporation ("GSRP"), Textron Financial Corporation, a Delaware corporation, as administrative agent ("Administrative Agent"), and FINOVA Capital Corporation, Foothill Capital Corporation, Litchfield Financial Corporation and Textron Financial Corporation, as lenders (collectively, the "Lenders")

Dear Ladies and Gentlemen:

         Reference is made to the LSA. Capitalized terms used but not defined herein shall have the meanings ascribed to the same in the LSA.

         We acknowledge that GSRP has informed us that it will not be able to comply with Section 2.5(c)(iii) of the LSA by reducing the outstanding principal balance of the Advances to $8,000,000 as of December 31, 2005. This failure to comply with Section 2.5(c)(iii) will constitute an Event of Default under
Section 8.1(a) of the LSA from and after December 31, 2005 (the requirement to so comply with Section 2.5(c)(iii) is referred to herein as the "12/31/05 Compliance Requirement").

         The failure to satisfy the 12/31/05 Compliance Requirement would also constitute an Event of Default from and after December 31, 2005 under that certain Statement of Intention and Special Additional Financing Agreement (as amended, the "SOI") dated July 25, 2000 by and between GSRP and Textron Financial Corporation, as special subordinated lender (the "Special Subordinated Lender").

         GSRP has requested that the Administrative Agent on behalf of itself, as a Lender and the Special Subordinated Lender, and the other Lenders prospectively waive GSRP's compliance with the 12/31/05 Compliance Requirement. In connection with such request, GSRP has represented and warranted to the Administrative Agent, the Lenders and the Special Subordinated Lender that, after giving effect to such waiver, no Default or Event of Default will exist as of the date hereof or will exist as of December 31, 2005.


         Pursuant to the request of GSRP and in reliance on the foregoing representation and warranty, the Administrative Agent on behalf of itself, as a Lender and the Special Subordinated Lender, and the other Lenders hereby waives the 12/31/05 Compliance Requirement to be effective from and after December 31, 2005. In consideration of the foregoing, GSRP hereby agrees to pay to the Administrative Agent on behalf of the Lenders and Special Subordinated Lender a fee of 2% of the remainder of the outstanding principal balance of all Obligations under the LSA as of December 30, 2005 minus $8,000,000, payable not later than January 31, 2006 and sooner to the extent of any weekly advances of Excess Projects' Cash Proceeds to be received by GSRP prior to January 31, 2006, and GSRP hereby authorizes the Administrative Agent to withhold the same from any such Excess Projects' Cash Proceeds. The failure to the pay the full amount of such fee on or prior to January 31, 2006 shall constitute an Event of Default under the LSA and the SOI.


         Except with respect to the waiver of the 12/31/05 Compliance Requirement, as set forth above, nothing in this letter is intended to create or constitute a waiver, modification, relinquishment or forbearance by the Administrative Agent, the Lenders or the Special Subordinated Lender of any Default or Event of Default or of any undertaking or covenant of GSRP under the LSA, the other Security Documents or SOI or of any of the rights and remedies of the Administrative Agent, the Lenders or the Special Subordinated Lender under the LSA, the other Security Documents or the SOI, at law or in equity, all of which rights and remedies are hereby expressly reserved. Nothing in this letter constitutes, or shall be deemed to constitute, an agreement by the Administrative Agent, the Lenders or the Special Subordinated Lender to grant any future waiver, indulgence, deferral, amendment, cure period or consent with respect to the LSA, the other Security Documents or the SOI, the Loans, the Subordinated Loan Tranche Obligations under and as defined in the SOI, any other Obligations or any payments in respect thereof. Except with respect to the 12/31/05 Compliance Requirement, neither this letter nor any course of dealing by the Administrative Agent, the Lenders and/or the Special Subordinated Lender shall affect the Administrative Agent's, the Lenders' and/or the Special Subordinated Lender's rights under the LSA, the other Security Documents or the SOI. For the avoidance of doubt, no Default or Event of Default is being waived by this letter. The Administrative Agent, the Lenders and the Special Subordinated Lender expect that GSRP shall strictly comply with the terms of the LSA, the other Security Documents and the SOI, including, without limitation, complying with the requirements of Section 2.5(c)(iii) of the LSA with respect to each of the dates set forth in said Section occurring after December 31, 2005.






         Please execute and return to us a copy of this letter attached hereto to reflect your confirmation of, and agreement with respect to, the foregoing, whereupon this waiver shall then become effective. If we shall have not received an executed copy of this letter from you by December 30, 2005 together with the payment of the aforesaid fee, this letter and the waiver contained herein shall be deemed null and void.

                                       TEXTRON FINANCIAL
                                       CORPORATION, as Administrative Agent on
                                       behalf of the Lenders, and on its own
                                       behalf as the Special Subordinated Lender




                                       By: /s/Alicia-Ann J. Duncanson
                                       ---------------------------------
                                       Name:  Alicia-Ann J. Duncanson
                                       Title: Vice President - Structure



         CONFIRMED AND AGREED TO:

         GRAND SUMMIT RESORT PROPERTIES, INC.



         By: /s/Helen E. Wallace
         --------------------------
         Name:  Helen E. Wallace
         Title: Senior Vice President
                Chief Financial Officer